UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2014

PARKWAY PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11533	74-2123597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bank of America Center, 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801
(Address of Principal Executive Offices, including zip code)

(407) 650-0593
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Parkway Properties, Inc. (the “Company”) and Henry F. Pratt, III have agreed that Mr. Pratt will terminate his employment relationship and resign from all positions he holds with the Company and all of its directly and indirectly owned subsidiaries and affiliates, including all employment, officer, director and other positions with the Company and any of its affiliates (including without limitation his position as Executive Vice President of Asset Management and Third Party Services of the Company), effective as of December 24, 2014 (the “Effective Date”).

In connection with the foregoing agreement, on the Effective Date, the Company and Mr. Pratt entered into a separation and general release agreement (the “Separation Agreement”) pursuant to which Mr. Pratt will receive the following severance payments and benefits: (i) a one-time lump sum severance payment of $350,000; (ii) an additional severance payment of $350,000, payable in 12 equal monthly installments of $29,166.66; (iii) a lump sum payment of $68,750 in respect of the Company’s December 2012 special discretionary cash bonus, which represents payments that Mr. Pratt would otherwise have been paid within the 12 month period following the Effective Date; (iv) accelerated vesting of 31,250 Company stock options, 13,777 Company restricted stock units and 844 shares of Company restricted stock, which represents an additional 12 months of vesting of the outstanding time-based equity and equity-based awards held by Mr. Pratt; and (v) if Mr. Pratt timely elects to continue coverage under the Company’s group health plans for himself and any of his eligible dependents pursuant to COBRA, reimbursement of all premium payments that Mr. Pratt makes until the earlier of 12 months after the Effective Date or the date on which Mr. Pratt obtains health coverage from another employer.

Pursuant to the Separation Agreement, Mr. Pratt also provided the Company with a general release and waiver of claims. The Separation Agreement requires Mr. Pratt to comply with non-competition and non-solicitation restrictive covenants for a period of 12 months following the Effective Date, as well as confidentiality and non-disparagement restrictive covenants.

In January 2015, the Company may engage Mr. Pratt on a limited basis to consult in transitioning his duties.  Compensation for any such services is not expected to exceed $500 per month.
The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
Exhibit 10.1	Separation and General Release Agreement dated as of December 24, 2014 by Parkway Properties, Inc. and Henry F. Pratt, III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2015                PARKWAY PROPERTIES, INC.

BY:    /s/ Jeremy R. Dorsett
Jeremy R. Dorsett
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Separation and General Release Agreement dated as of December 24, 2014 by Parkway Properties, Inc. and Henry F. Pratt, III.